Exhibit 5.1

[Letterhead of Sutherland Asbill & Brennan LLP]

August 26, 2011

Innovaro, Inc.

2109 Palm Avenue

Tampa, Florida 33605

Ladies and Gentlemen:

We have acted as counsel to Innovaro, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a post-effective amendment to the registration statement on Form S-8 (File No. 333-168319) on August 26, 2011 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale of 1,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, pursuant to the Innovaro, Inc. Equity Compensation Plan (the “Plan”).

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies of such records, documents or other instruments as we in our judgment deem necessary or appropriate for us to render the opinions set forth in this opinion letter including, without limitation, the following:

(i)	The Certificate of Incorporation of the Company, as amended to date and certified as of the date of this opinion letter by an officer of the Company;

(ii)	The Bylaws of the Company, as amended to date and certified as of the date of this opinion letter by an officer of the Company;

(iii)	A Certificate of Good Standing with respect to the Company issued by the Delaware Secretary of State as of a recent date; and

(iv)	The resolutions of the board of directors of the Company relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement and (b) the authorization, issuance, offer and sale of the Shares pursuant to the Registration Statement and the Plan, certified as of the date of this opinion letter by an officer of the Company.

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied on certificates of officers of the Company. We have also relied on certificates of public officials. We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

For purposes of our opinions in this opinion letter, we have assumed that: (a) each document that we have reviewed is accurate and complete, is either an authentic original or a copy that conforms to an authentic original, and the signatures on it are genuine; (b) each governmental or officer’s certificate has been properly issued and that it is accurate, complete and authentic (and we have assumed that such certificates remain accurate on the date of this letter); (c) all natural persons have sufficient legal capacity; and (d) the accuracy and completeness of all corporate records made available to us by the Company.

This opinion letter is limited to the effect of the General Corporation Law of the State of Delaware, as in effect on the date of this opinion letter, and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any state securities or broker dealer laws or regulations thereunder relating to the offer, issuance and sale of the Shares pursuant to the Registration Statement or the Plan.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, we are of the opinion that the Shares, when duly issued and delivered in accordance with the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable.

The opinions expressed in this opinion letter (a) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (b) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sutherland Asbill & Brennan LLP